Exhibit 99

Humana Reports Second Quarter 2012 Financial Results

  2Q12 EPS of $2.16 included $0.18 in expenses associated with litigation settlement
  Full-year EPS now anticipated to be $6.90 to $7.10, down from previous estimate of $7.38 to $7.58
  Company to host conference call at 5:00 p.m. today

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 30, 2012--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended June 30, 2012 (2Q12) of $2.16, compared to $2.71 per share for the quarter ended June 30, 2011 (2Q11). For the six months ended June 30, 2012 (1H12) the company reported $3.65 in EPS compared to $4.57 for the six months ended June 30, 2011 (1H11).

Results for 2Q12 and 1H12 included $0.18 per share in expenses related to the previously-disclosed settlement of a litigation matter. Prior-year favorable medical claims reserve development for 2Q12 of $0.15 per share compared to $0.12 per share in 2Q11. Results for 1H12 and 1H11 included $0.18 per share and $0.44 per share, respectively, of prior-year favorable medical claims reserve development.

The company lowered EPS guidance for the year ending December 31, 2012 (FY12) to a range of $6.90 to $7.10 versus its previous estimate of $7.38 to $7.58. This reduction in FY12 EPS guidance primarily reflects higher-than-previously expected individual Medicare Advantage benefit ratios associated with new members and increased utilization for both new and existing members.

"Our company’s strategy is sound, though we are disappointed by the need to lower our full-year earnings guidance," said Michael B. McCallister, Humana’s Chairman of the Board and Chief Executive Officer. “We believe the steps we are taking to address certain short-term operational challenges will put us back on the path for sustainable earnings growth moving forward."

Consolidated Highlights

Revenues – 2Q12 consolidated revenues were $9.70 billion, an increase of $415 million, or 4 percent from $9.28 billion in 2Q11, with total premiums and services revenue of $9.60 billion up $407 million, or 4 percent compared to $9.19 billion in the prior year’s quarter. The increase in consolidated revenues was primarily due to related increases in the Retail and Employer Group segments driven by increases in average membership of the company’s individual and group Medicare Advantage plans. These increases were partially offset by the company’s new South Region TRICARE contract being accounted for as self-funded versus fully-insured for the previous contract. This new contract became effective on April 1, 2012.

1H12 consolidated revenues rose $1.44 billion, or 8 percent to $19.92 billion from $18.48 billion in 1H11 with total premiums and services revenue of $19.73 billion also up 8 percent, increasing $1.43 billion compared to $18.30 billion in the prior year’s period, driven primarily by the same factors as the second quarter year-over-year increase.

Benefit expenses – The 2Q12 consolidated benefit ratio (benefit expenses as a percent of premiums) of 83.5 percent increased 140 basis points from 82.1 percent for the prior year’s quarter due primarily to higher year-over-year benefit ratios for the Retail and Employer Group segments. The consolidated benefit ratio for 1H12 of 84.5 percent increased by 150 basis points from the 1H11 consolidated benefit ratio of 83.0 percent primarily due to the same factors impacting the 2Q12 year-over-year comparison.

Operating costs – The consolidated operating cost ratio (operating costs as a percent of total revenues less investment income) of 14.4 percent increased 140 basis points for 2Q12 compared to 13.0 percent in 2Q11. The increased year-over-year ratio primarily reflects the impact of the accounting for the company’s new South Region TRICARE contract discussed above.

The 1H12 consolidated operating cost ratio of 14.0 percent increased 60 basis points from 13.4 percent for 1H11 primarily due to the same factor impacting the second quarter year-over-year comparison.

Retail Segment Highlights

Pretax results:

  Retail Segment pretax income of $367 million in 2Q12 decreased $136 million from $503 million in 2Q11. For 1H12, pretax earnings for the Retail Segment of $482 million decreased by $238 million versus 1H11 pretax earnings for the segment of $720 million. These decreases were primarily driven by year-over-year increases in both the segment’s benefit ratio and its operating cost ratio during 2Q12 and 1H12.

Enrollment:

  Individual Medicare Advantage membership was 1,895,800 at June 30, 2012, an increase of 293,300 members, or 18 percent, from 1,602,500 at June 30, 2011. Individual Medicare Advantage membership has increased 255,500 or 16 percent from 1,640,300 at December 31, 2011.
  The company acquired 12,100 members with the acquisition of MD Care effective December 30, 2011 and 62,600 members from the acquisition of Arcadian Management Services, Inc. (Arcadian) effective March 31, 2012. As previously announced, the company expects to divest approximately 12,600 members acquired with Arcadian effective January 1, 2013 in accordance with the company’s previously disclosed agreement with the United States Department of Justice.
  Membership in the company’s individual stand-alone Prescription Drug Plans (PDPs) of 2,896,800 at June 30, 2012 was up 488,100, or 20 percent compared to 2,408,700 at June 30, 2011 and up 356,400, or 14 percent, from 2,540,400 at December 31, 2011. These increases resulted primarily from growth in the company’s Humana-Walmart plan offering.
  HumanaOne® medical membership increased to 443,800 at June 30, 2012, an increase of 40,100 or 10 percent, from 403,700 at June 30, 2011 and an increase of 10,200, or 2 percent, from 433,600 at December 31, 2011.
  Membership in individual specialty products(a) of 906,200 at June 30, 2012 increased 225,700, or 33 percent, from 680,500 at June 30, 2011 and increased 123,700, or 16 percent from 782,500 at December 31, 2011. Both the sequential and year-over-year increases were primarily driven by increased sales in dental offerings.

Premiums and services revenue:

  2Q12 premiums and services revenue for the Retail Segment totaled $6.28 billion, an increase of $882 million, or 16 percent from $5.40 billion in 2Q11. The increase was primarily the result of year-over-year membership growth for individual Medicare Advantage plans.

Benefit expenses:

  The 2Q12 benefit ratio for the Retail Segment was 84.1 percent, an increase of 270 basis points from 81.4 percent in 2Q11. The increase was primarily driven by the planned increase associated with positioning for Health Care Reform funding changes and minimum medical loss ratio requirements, a higher-than-previously expected Medicare Advantage benefit ratio associated with new members and increased utilization for both new and existing members as well as a year-over-year increase in clinicians and other health care quality expenditures given the continued growth in membership.
  Retail Segment prior-year favorable medical claims reserve development for 2Q12 of $24 million compared to $32 million in 2Q11 lowered the related benefit ratio by 40 basis points in 2Q12 and 60 basis points in 2Q11.

Operating costs:

  The Retail Segment’s operating cost ratio of 10.0 percent in 2Q12 increased 90 basis points from 9.1 percent in 2Q11 reflecting higher year-over-year clinical, provider and technological infrastructure spending.

Employer Group Segment Highlights

Pretax results:

  Employer Group Segment pretax income of $114 million in 2Q12 increased $6 million compared to $108 million in 2Q11 as the benefit of a lower operating cost ratio during 2Q12 more than offset the year-over-year impact of a higher benefit ratio. For 1H12, pretax earnings for the Employer Group Segment of $235 million decreased by $12 million versus 1H11 pretax earnings for the segment of $247 million primarily reflecting a year-over-year increase in this segment’s benefit ratio partially offset by a lower operating cost ratio compared to 1H11.

Enrollment:

  Group Medicare Advantage membership was 388,400 at June 30, 2012, an increase of 78,700 members, or 25 percent, from 309,700 at June 30, 2011, and an increase of 70,200, or 22 percent, from 318,200 at December 31, 2011. These increases primarily reflect the addition of a large group retiree account that became effective January 1, 2012.
  Group fully-insured commercial medical membership of 1,196,900 at June 30, 2012, increased 10,700, or 1 percent from 1,186,200 at June 30, 2011 and 16,700, or 1 percent from 1,180,200 at December 31, 2011. Second quarter year-over-year and year-to-date changes primarily reflected growth in small group membership being partially offset by declines in large group business.
  Group ASO commercial medical membership declined to 1,228,800 at June 30, 2012, a decrease of 84,800, or 6 percent, from 1,313,600 at June 30, 2011 and a decrease of 63,500, or 5 percent, from 1,292,300 at December 31, 2011. These declines reflected a continuation of pricing discipline in a highly competitive environment for self-funded accounts.
  Membership in Employer Group specialty products(a) of 6,957,800 at June 30, 2012 increased 288,200, or 4 percent, from 6,669,600 at June 30, 2011 and increased 425,200, or 7 percent from 6,532,600 at December 31, 2011 primarily due to increased cross-sales of such products and growth in stand-alone specialty product sales.

Premiums and services revenue:

  2Q12 premiums and services revenue for the Employer Group Segment totaled $2.62 billion, an increase of $309 million, or 13 percent from $2.31 billion in 2Q11 due primarily to the result of increased group Medicare Advantage membership year over year.

Benefit expenses:

  The 2Q12 benefit ratio for the Employer Group Segment was 82.2 percent, an increase of 100 basis points from 81.2 percent in 2Q11 primarily due to higher average group Medicare membership year over year. Group Medicare benefit ratios generally carry a higher benefit ratio than commercial group medical products.
  Employer Group Segment prior-year favorable medical claims reserve development for 2Q12 of $12 million compared to unfavorable development of $8 million in 2Q11. As a result, this segment’s benefit ratio was lowered by 50 basis points in 2Q12 and increased by 40 basis points in 2Q11.

Operating costs:

  The Employer Group Segment’s operating cost ratio of 15.9 percent in 2Q12 decreased 90 basis points from 16.8 percent in 2Q11 reflecting increased year-over-year membership in the company’s group Medicare Advantage products which generally carry a lower operating cost ratio than the company’s fully-insured commercial group products, as well as savings associated with operating cost reduction initiatives.

Health and Well-Being Services Segment Highlights

Pretax results:

  Health and Well-Being Services Segment pretax income of $131 million in 2Q12 rose $43 million compared to $88 million in 2Q11 reflecting growth in the company’s pharmacy solutions business, including higher utilization of the company’s RightSourceRx® mail-order pharmacy by the company’s members. For 1H12, pretax earnings for the Health and Well-Being Services Segment of $263 million increased by $78 million versus 1H11 pretax earnings for the segment of $185 million.

Script volume:

  Script volumes for the Retail and Employer Group Segments’ membership increased to approximately 59 million in 2Q12, up 8 million, or 15 percent, versus 2Q11 scripts of approximately 51 million. The year-over-year increase primarily reflects growth associated with higher average medical membership for 2Q12 than in 2Q11.

Services revenue:

  Services revenue of $3.22 billion in 2Q12 for the Health and Well-Being Services Segment increased $484 million, or 18 percent from $2.73 billion in 2Q11. This increase was primarily driven by growth in the company’s Medicare Advantage membership, who use the company’s pharmacy benefit management services under its health plan offerings, as well as increased utilization of RightSourceRx mail-order pharmacy by the company’s membership across all product lines.

Operating costs:

  The Health and Well-Being Services Segment’s operating cost ratio of 95.2 percent in 2Q12 decreased 80 basis points from 96.0 percent in 2Q11 reflecting better administrative cost leverage and improved wholesale drug costs associated with higher script volumes in the company’s RightSourceRx mail-order pharmacy.

Other Businesses Highlights

  On April 1, 2012, the company’s new South Region TRICARE contract became effective with the Department of Defense (DoD). The company’s new contract is structured similar to self-funded products versus a fully-insured structure for the company’s previous South Region TRICARE contract with the DoD. This change resulted in significant volatility in year-over-year comparisons for the company’s Other Businesses.
  During 2Q12, the company incurred benefit expenses of approximately $46 million, or $0.18 per share, related to the resolution of certain previously-disclosed litigation involving Humana Military Healthcare Services, Inc.

Balance Sheet

  At June 30, 2012, the company’s cash, cash equivalents, and investment securities of $13.53 billion, increased $285 million, or 2 percent from $13.25 billion at March 31, 2012.
  Parent company cash and investments of $1.28 billion at June 30, 2012 increased $1.06 billion from $225 million at March 31, 2012, primarily reflecting dividends to the parent company from the operating subsidiaries. These dividends were partially offset by share repurchases and the payment of a cash dividend to stockholders during the second quarter.
  Days in claims payable were 51.0 at June 30, 2012, up 0.9 days from 50.1 at March 31, 2012.
  Debt-to-total capitalization at June 30, 2012 was 16.1 percent, down 30 basis points compared to 16.4 percent at March 31, 2012 primarily driven by higher capitalization associated with second quarter earnings.

Cash Flows from Operations

Cash flows provided by operations for 2Q12 totaled $706 million compared to cash flows provided by operations of $161 million in 2Q11. For the first half of 2012, cash flows provided by operations totaled $3.05 billion versus $957 million in cash flows from operations during the first half of 2011. The company also evaluates operating cash flows on a non-GAAP(b) basis:

Net cash provided by operating activities (in millions)	2Q12	2Q11	1H12	1H11
GAAP	$706	$161	$3,052	$957
CMS Medicare premium payment timing (c)	(118)	-	(2,133)	-
Non-GAAP (b)	$588	$161	$919	$957

The year over year decrease in the non-GAAP(b) cash flows from operations is due to the effect on cash flows of changes in working capital accounts.

Share Repurchase Program and Cash Dividend

  During 2Q12, the company repurchased 1,579,000 of its outstanding shares at an average price per share of $79.94 in connection with a share repurchase authorization for up to $1 billion approved by the company’s Board of Directors in April 2012. As of June 30, 2012, $874 million of the April 2012 share repurchase authorization was remaining, with an expiration date of June 30, 2014.
  A cash dividend payment of approximately $42 million, or $0.26 per share, for stockholders of record as of June 29, 2012, was paid on July 27, 2012 as approved by the company’s Board of Directors in accordance with its quarterly cash dividend policy.

Footnotes

(a)

The company provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

(b)

The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(c)

Generally, when the first day of a month falls on a weekend or holiday, with the exception of January 1 (New Year’s Day), the company receives this payment at the end of the previous month. Therefore 1Q12 included four monthly Medicare payments compared to only three monthly Medicare payments in 1Q11. While 2Q12 included three monthly payments as did 2Q11 the three payments in 2Q12 were related to May, June and July versus April, May, and June in 2Q11.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 5:00 p.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.
  Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses.
  Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation and litigation and government requests for information related to certain aspects of its Florida subsidiary operations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.
  As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs.
  Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company's medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products (and particularly how the ratio may apply to Medicare plans, including aggregation, credibility thresholds, and its possible application to prescription drug plans), lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax and other assessments; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax and other assessments, including a three-year commercial reinsurance fee, were imposed as enacted, and if Humana is unable to adjust its business model to address these new taxes and assessments, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible federal premium tax and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.
  Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.
  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
  Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
  If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
  Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2011;
  Form 10-Q for the quarter ending March 31, 2012;
  Form 8-Ks filed during 2012.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information

Humana Inc. – Earnings Guidance Points as of July 30, 2012

(in accordance with	For the year ending December 31, 2012	Comments
Generally Accepted
Accounting Principles)
Diluted earnings	Full year 2012: $6.90 to $7.10	Projections exclude the impact of future share
per common share (EPS)	Third quarter 2012: $2.00 to $2.10	repurchases
Projections anticipate weighted average
shares outstanding of 165 million
Revenues	Consolidated revenues: $39.0 billion to $39.5 billion	Includes expected investment income in the
range of $375 million to $395 million

	Total revenues:	Segment-level revenues include intersegment
	Retail Segment: $24.5 billion to $25.0 billion	amounts that eliminate in consolidation
Employer Group Segment: $10.5 billion to $11.0 billion
Health and Well-Being Services Segment: $13.1 billion to $13.3 billion
Other Businesses: $2.50 billion to $2.75 billion
Ending medical	Retail Segment:
membership versus	Medicare Advantage: Up 270,000 to 280,000
prior year end	Medicare stand-alone PDPs: Up 420,000 to 520,000
HumanaOne: Up 25,000 to 35,000
Medicare Supplement: Up 30,000 to 40,000
Employer Group Segment:
Medicare Advantage: Up approximately 80,000
Commercial Fully Insured: Up 35,000 to 45,000
Commercial ASO: Down 50,000 to 60,000
Benefit ratios	Retail Segment: 84.2% to 85.2%	Benefit expenses as a percent of premiums
Employer Group Segment: 84.0% to 85.0%
Operating cost ratios	Consolidated: 14.75% to 15.25%	Consolidated operating costs as a percent of
	Health & Well-Being Services Segment: 95.25% to 95.75%	total revenues excluding investment income
Consolidated depreciation	$330 million to $345 million	Approximately $40 million is expected to be
and amortization (cash		included in benefits expense on the income
flows)		statement
Consolidated interest	Approximately $105 million
expense
Detailed pretax results	Retail Segment:	Segment-level pretax results and margins
	$1.0 billion to $1.1 billion; 4.2% to 4.4% pretax margin	include the impact of net investment income

Employer Group Segment:
$205 million to $215 million; Approximately 2% pretax margin
Health and Well-Being Services Segment:
$505 million to $515 million; 3.75% to 4.25% pretax margin
Effective Tax Rate	Approximately 36.7%
Cash flows from	$1.6 billion to $1.8 billion
operations
Capital expenditures	Approximately $375 million

Humana Inc.
Statistical Schedules
And
Supplementary Information
2Q12 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
2Q12 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5-6	Quarterly Segment Financial Information
S-7-8	YTD Segment Financial Information
S-9	Consolidated Balance Sheets
S-10-11	Consolidated Statements of Cash Flows
S-12	Key Income Statement Ratios and Segment Operating Results
S-13	Pharmacy Statistics
S-14	Membership Detail
S-15-16	Premiums and Services Revenue Detail
S-17	Medicare Summary
S-18	Investments
S-19-21	Benefits Payable
S-22	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In millions, except per common share results

	Three Months Ended June 30,
			Dollar	Percentage
	2012	2011	Change	Change
Revenues:
Premiums	$9,166	$8,849	$317	3.6%
Services	434	344	90	26.2%
Investment income	99	91	8	8.8%
Total revenues	9,699	9,284	415	4.5%
Operating expenses:
Benefits	7,652	7,269	383	5.3%
Operating costs	1,384	1,193	191	16.0%
Depreciation and amortization	73	68	5	7.4%
Total operating expenses	9,109	8,530	579	6.8%
Income from operations	590	754	(164)	-21.8%
Interest expense	26	28	(2)	-7.1%
Income before income taxes	564	726	(162)	-22.3%
Provision for income taxes	208	266	(58)	-21.8%
Net income	$356	$460	$(104)	-22.6%

Basic earnings per common share	$2.19	$2.76	$(0.57)	-20.7%
Diluted earnings per common share	$2.16	$2.71	$(0.55)	-20.3%

Shares used in computing basic earnings per common share (000's)	162,816	167,021
Shares used in computing diluted earnings per common share (000's)	164,639	169,560

S-3

Humana Inc.
Consolidated Statements of Income
In millions, except per common share results

	Six Months Ended June 30,
			Dollar	Percentage
	2012	2011	Change	Change
Revenues:
Premiums	$18,941	$17,616	$1,325	7.5%
Services	784	679	105	15.5%
Investment income	193	180	13	7.2%
Total revenues	19,918	18,475	1,443	7.8%
Operating expenses:
Benefits	16,002	14,614	1,388	9.5%
Operating costs	2,767	2,449	318	13.0%
Depreciation and amortization	143	134	9	6.7%
Total operating expenses	18,912	17,197	1,715	10.0%
Income from operations	1,006	1,278	(272)	-21.3%
Interest expense	52	55	(3)	-5.5%
Income before income taxes	954	1,223	(269)	-22.0%
Provision for income taxes	350	448	(98)	-21.9%
Net income	$604	$775	$(171)	-22.1%

Basic earnings per common share	$3.70	$4.64	$(0.94)	-20.3%
Diluted earnings per common share	$3.65	$4.57	$(0.92)	-20.1%

Shares used in computing basic earnings per common share (000's)	163,267	167,146
Shares used in computing diluted earnings per common share (000's)	165,363	169,547

S-4

Humana Inc.
2Q12 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$5,308	$1,011	$-	$-	$-	$6,319
Medicare stand-alone PDP	672	2	-	73	-	747
Total Medicare	5,980	1,013	-	73	-	7,066
Fully-insured	250	1,247	-	-	-	1,497
Specialty	42	262	-	-	-	304
Military services	-	-	-	44	-	44
Medicaid and other (A)	-	-	-	255	-	255
Total premiums	6,272	2,522	-	372	-	9,166
Services revenue:
Provider	-	-	245	-	-	245
ASO and other (B)	5	89	-	91	-	185
Pharmacy	-	-	4	-	-	4
Total services revenue	5	89	249	91	-	434
Total revenues - external customers	6,277	2,611	249	463	-	9,600

Intersegment revenues
Services	1	4	2,377	-	(2,382)	-
Products	-	-	591	-	(591)	-
Total intersegment revenues	1	4	2,968	-	(2,973)	-
Investment income	20	10	-	15	54	99
Total revenues	6,298	2,625	3,217	478	(2,919)	9,699

Operating expenses:
Benefits	5,273	2,074	-	406	(101)	7,652
Operating costs	625	417	3,064	123	(2,845)	1,384
Depreciation and amortization	33	20	22	4	(6)	73
Total operating expenses	5,931	2,511	3,086	533	(2,952)	9,109
Income from operations	367	114	131	(55)	33	590
Interest expense	-	-	-	-	26	26
Income (loss) before income taxes	$367	$114	$131	$(55)	$7	$564

Benefit ratio	84.1%	82.2%		109.1%		83.5%
Operating cost ratio (C)	10.0%	15.9%	95.2%	26.6%		14.4%

S-5

Humana Inc.
2Q11 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,555	$764	$-	$-	$-	$5,319
Medicare stand-alone PDP	601	2	-	77	-	680
Total Medicare	5,156	766	-	77	-	5,999
Fully-insured	206	1,217	-	-	-	1,423
Specialty	30	233	-	-	-	263
Military services	-	-	-	935	-	935
Medicaid and other (A)	-	-	-	229	-	229
Total premiums	5,392	2,216	-	1,241	-	8,849
Services revenue:
Provider	-	-	222	-	-	222
ASO and other (B)	4	87	-	28	-	119
Pharmacy	-	-	3	-	-	3
Total services revenue	4	87	225	28	-	344
Total revenues - external customers	5,396	2,303	225	1,269	-	9,193

Intersegment revenues
Services	-	3	2,074	-	(2,077)	-
Products	-	-	434	-	(434)	-
Total intersegment revenues	-	3	2,508	-	(2,511)	-
Investment income	19	12	-	13	47	91
Total revenues	5,415	2,318	2,733	1,282	(2,464)	9,284

Operating expenses:
Benefits	4,390	1,800	-	1,149	(70)	7,269
Operating costs	490	387	2,625	111	(2,420)	1,193
Depreciation and amortization	32	23	20	3	(10)	68
Total operating expenses	4,912	2,210	2,645	1,263	(2,500)	8,530
Income from operations	503	108	88	19	36	754
Interest expense	-	-	-	-	28	28
Income before income taxes	$503	$108	$88	$19	$8	$726

Benefit ratio	81.4%	81.2%		92.6%		82.1%
Operating cost ratio (C)	9.1%	16.8%	96.0%	8.7%		13.0%

S-6

Humana Inc.
YTD12 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$10,401	$2,036	$-	$-	$-	$12,437
Medicare stand-alone PDP	1,332	4	-	139	-	1,475
Total Medicare	11,733	2,040	-	139	-	13,912
Fully-insured	494	2,489	-	-	-	2,983
Specialty	80	522	-	-	-	602
Military services	-	-	-	937	-	937
Medicaid and other (A)	-	-	-	507	-	507
Total premiums	12,307	5,051	-	1,583	-	18,941
Services revenue:
Provider	-	-	478	-	-	478
ASO and other (B)	11	178	-	109	-	298
Pharmacy	-	-	8	-	-	8
Total services revenue	11	178	486	109	-	784
Total revenues - external customers	12,318	5,229	486	1,692	-	19,725

Intersegment revenues
Services	1	8	4,863	-	(4,872)	-
Products	-	-	1,175	-	(1,175)	-
Total intersegment revenues	1	8	6,038	-	(6,047)	-
Investment income	39	20	-	29	105	193
Total revenues	12,358	5,257	6,524	1,721	(5,942)	19,918

Operating expenses:
Benefits	10,560	4,138	-	1,512	(208)	16,002
Operating costs	1,253	844	6,218	239	(5,787)	2,767
Depreciation and amortization	63	40	43	8	(11)	143
Total operating expenses	11,876	5,022	6,261	1,759	(6,006)	18,912
Income from operations	482	235	263	(38)	64	1,006
Interest expense	-	-	-	-	52	52
Income (loss) before income taxes	$482	$235	$263	$(38)	$12	$954

Benefit ratio	85.8%	81.9%		95.5%		84.5%
Operating cost ratio (C)	10.2%	16.1%	95.3%	14.1%		14.0%

S-7

Humana Inc.
YTD11 Segment Financial Information
In millions
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$9,080	$1,560	$-	$-	$-	$10,640
Medicare stand-alone PDP	1,158	4	-	153	-	1,315
Total Medicare	10,238	1,564	-	153	-	11,955
Fully-insured	407	2,416	-	-	-	2,823
Specialty	56	463	-	-	-	519
Military services	-	-	-	1,858	-	1,858
Medicaid and other (A)	-	-	-	461	-	461
Total premiums	10,701	4,443	-	2,472	-	17,616
Services revenue:
Provider	-	-	437	-	-	437
ASO and other (B)	7	180	-	50	-	237
Pharmacy	-	-	5	-	-	5
Total services revenue	7	180	442	50	-	679
Total revenues - external customers	10,708	4,623	442	2,522	-	18,295

Intersegment revenues
Services	-	6	4,195	-	(4,201)	-
Products	-	-	869	-	(869)	-
Total intersegment revenues	-	6	5,064	-	(5,070)	-
Investment income	38	24	-	25	93	180
Total revenues	10,746	4,653	5,506	2,547	(4,977)	18,475

Operating expenses:
Benefits	8,944	3,552	-	2,258	(140)	14,614
Operating costs	1,023	811	5,281	230	(4,896)	2,449
Depreciation and amortization	59	43	40	5	(13)	134
Total operating expenses	10,026	4,406	5,321	2,493	(5,049)	17,197
Income from operations	720	247	185	54	72	1,278
Interest expense	-	-	-	-	55	55
Income before income taxes	$720	$247	$185	$54	$17	$1,223

Benefit ratio	83.6%	79.9%		91.3%		83.0%
Operating cost ratio (C)	9.6%	17.5%	95.9%	9.1%		13.4%

S-8

Humana Inc.
Consolidated Balance Sheets
Dollars in millions, except share amounts
	June 30,	December 31,	Sequential Change
	2012	2011	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$3,869	$1,377
Investment securities	7,882	7,743
Receivables, net	898	1,034
Other	1,422	1,027
Total current assets	14,071	11,181	$2,890	25.8%

Property and equipment, net	976	912
Long-term investment securities	1,783	1,710
Goodwill	2,792	2,740
Other	1,233	1,165
Total assets	20,855	17,708	$3,147	17.8%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	3,994	3,754
Trade accounts payable and accrued expenses	2,081	1,783
Book overdraft	260	306
Unearned revenues	2,341	213
Total current liabilities	8,676	6,056	$2,620	43.3%

Long-term debt	1,618	1,659
Future policy benefits payable	1,785	1,663
Other long-term liabilities	321	267
Total liabilities	12,400	9,645	$2,755	28.6%

Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 194,250,130 issued at June 30, 2012	32	32
Capital in excess of par value	2,063	1,938
Retained earnings	7,346	6,825
Accumulated other comprehensive income	327	303
Treasury stock, at cost, 32,537,691 shares at June 30, 2012	(1,313)	(1,035)
Total stockholders' equity	8,455	8,063	$392	4.9%
Total liabilities and stockholders' equity	$20,855	$17,708	$3,147	17.8%

Debt-to-total capitalization ratio	16.1%	17.1%

S-9

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in millions
	Three Months Ended June 30,
			Dollar	Percentage
	2012	2011	Change	Change
Cash flows from operating activities
Net income	$356	$460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82	75
Net realized capital gains	(10)	(1)
Stock-based compensation	14	11
(Benefit from) provision for deferred income taxes	-	(6)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	432	(327)
Other assets	(112)	(64)
Benefits payable	(114)	13
Other liabilities	(1)	(2)
Unearned revenues	43	(14)
Other	16	16
Net cash provided by operating activities	706	161	$545	338.5%

Cash flows from investing activities
Acquisitions, net of cash acquired	(20)	(6)
Purchases of property and equipment	(99)	(58)
Purchases of investment securities	(650)	(715)
Proceeds from maturities of investment securities	333	333
Proceeds from sales of investment securities	287	278
Net cash used in investing activities	(149)	(168)	$19	11.3%

Cash flows from financing activities
Receipts (withdrawals) from contract deposits, net	(146)	5
Change in book overdraft	(34)	(35)
Common stock repurchases	(127)	(212)
Excess tax benefit from stock-based compensation	1	6
Dividends paid	(41)	-
Proceeds from stock option exercises and other	3	55
Net cash used in financing activities	(344)	(181)	($163)	-90.1%

Increase (decrease) in cash and cash equivalents	213	(188)
Cash and cash equivalents at beginning of period	3,656	1,756

Cash and cash equivalents at end of period	$3,869	$1,568

S-10

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in millions
	Six Months Ended June 30,
			Dollar	Percentage
	2012	2011	Change	Change
Cash flows from operating activities
Net income	$604	$775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160	151
Net realized capital gains	(14)	(5)
Stock-based compensation	54	41
(Benefit from) provision for deferred income taxes	(9)	21
Changes in operating assets and liabilities excluding
the effects of acquisitions:
Receivables	177	(587)
Other assets	(250)	(175)
Benefits payable	170	484
Other liabilities	51	202
Unearned revenues	2,077	20
Other	32	30
Net cash provided by operating activities	3,052	957	$2,095	218.9%

Cash flows from investing activities
Acquisitions, net of cash acquired	(76)	(11)
Purchases of property and equipment	(185)	(129)
Purchases of investment securities	(1,364)	(1,902)
Proceeds from maturities of investment securities	757	751
Proceeds from sales of investment securities	529	432
Net cash used in investing activities	(339)	(859)	$520	60.5%

Cash flows from financing activities
Receipts (withdrawals) from contract deposits, net	152	188
Repayment of long-term debt	(36)	-
Change in book overdraft	(46)	(192)
Common stock repurchases	(278)	(301)
Excess tax benefit from stock-based compensation	21	11
Dividends paid	(82)	-
Proceeds from stock option exercises and other	48	91
Net cash used in financing activities	(221)	(203)	($18)	-8.9%

Increase (decrease) in cash and cash equivalents	2,492	(105)
Cash and cash equivalents at beginning of period	1,377	1,673

Cash and cash equivalents at end of period	$3,869	$1,568

S-11

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in millions

	Three Months Ended June 30,				Six Months Ended June 30,
				Percentage				Percentage
	2012	2011	Difference	Change	2012	2011	Difference	Change
Benefit ratio
Retail	84.1%	81.4%	2.7%		85.8%	83.6%	2.2%
Employer Group	82.2%	81.2%	1.0%		81.9%	79.9%	2.0%
Other Businesses	109.1%	92.6%	16.5%		95.5%	91.3%	4.2%
Consolidated	83.5%	82.1%	1.4%		84.5%	83.0%	1.5%

Operating cost ratio (C)
Retail	10.0%	9.1%	0.9%		10.2%	9.6%	0.6%
Employer Group	15.9%	16.8%	-0.9%		16.1%	17.5%	-1.4%
Health and Well-Being Services	95.2%	96.0%	-0.8%		95.3%	95.9%	-0.6%
Other Businesses	26.6%	8.7%	17.9%		14.1%	9.1%	5.0%
Consolidated	14.4%	13.0%	1.4%		14.0%	13.4%	0.6%

Detail of pretax income (loss)
Retail	$367	$503	($136)	-27.0%	$482	$720	($238)	-33.1%
Employer Group	$114	$108	$6	5.6%	$235	$247	($12)	-4.9%
Health and Well-Being Services	$131	$88	$43	48.9%	$263	$185	$78	42.2%
Other Businesses	($55)	$19	($74)	-389.5%	($38)	$54	($92)	-170.4%
Consolidated	$564	$726	($162)	-22.3%	$954	$1,223	($269)	-22.0%

S-12

Humana Inc.
Pharmacy Metrics
Script volume in thousands

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Difference		2012	2011	Difference

Generic Dispense Rate
Retail
Mail-Order	89.0%	86.8%	2.2%		88.3%	86.1%	2.2%
90-Day Retail	86.6%	83.2%	3.4%		86.2%	83.0%	3.2%
All Other	80.7%	77.7%	3.0%		79.8%	77.3%	2.5%
Total	84.1%	80.8%	3.3%		83.3%	80.4%	2.9%
Employer Group
Mail-order	74.5%	67.5%	7.0%		73.3%	67.2%	6.1%
90-Day Retail	81.8%	76.1%	5.7%		81.2%	76.0%	5.2%
All Other	73.1%	69.4%	3.7%		72.5%	69.3%	3.2%
Total Employer Group	75.5%	70.7%	4.8%		74.8%	70.4%	4.4%

				Percentage				Percentage
			Difference	Change			Difference	Change
Script volume
Retail
Mail-order	12,388	9,095	3,293	36.2%	24,428	17,746	6,682	37.7%
90-Day Retail	12,823	10,654	2,169	20.4%	25,132	20,528	4,604	22.4%
All Other	27,341	25,223	2,118	8.4%	55,040	50,408	4,632	9.2%
Total Retail	52,552	44,972	7,580	16.9%	104,600	88,682	15,918	17.9%

Employer Group
Mail-order	1,012	969	43	4.4%	1,995	1,927	68	3.5%
90-Day Retail	1,565	1,443	122	8.5%	3,047	2,740	307	11.2%
All Other	3,752	3,892	(140)	-3.6%	7,555	7,817	(262)	-3.4%
Total Employer Group	6,329	6,304	25	0.4%	12,597	12,484	113	0.9%

Total Retail and Employer Group	58,881	51,276	7,605	14.8%	117,197	101,166	16,031	15.8%

S-13

Humana Inc.
Membership Detail
In thousands
	Ending June 30, 2012	Average 2Q12	Ending June 30, 2011	Year-over-year Change		Ending December 31, 2011	Sequential Change
				Amount	Percent		Amount	Percent
Medical Membership:
Retail
Medicare Advantage	1,895.8	1,891.3	1,602.5	293.3	18.3%	1,640.3	255.5	15.6%
Medicare stand-alone PDPs	2,896.8	2,884.5	2,408.7	488.1	20.3%	2,540.4	356.4	14.0%
Individual commercial	443.8	442.8	403.7	40.1	9.9%	433.6	10.2	2.4%
Medicare Supplement	70.5	69.3	52.9	17.6	33.3%	59.6	10.9	18.3%
Total Retail	5,306.9	5,287.9	4,467.8	839.1	18.8%	4,673.9	633.0	13.5%

Employer Group
Medicare Advantage	360.5	359.4	282.0	78.5	27.8%	290.6	69.9	24.1%
Medicare Advantage ASO	27.9	27.9	27.7	0.2	0.7%	27.6	0.3	1.1%
Medicare stand-alone PDPs	4.4	4.4	4.1	0.3	7.3%	4.2	0.2	4.8%
Fully-insured medical commercial	1,196.9	1,191.2	1,186.2	10.7	0.9%	1,180.2	16.7	1.4%
ASO commercial	1,228.8	1,231.6	1,313.6	(84.8)	-6.5%	1,292.3	(63.5)	-4.9%
Total Employer Group	2,818.5	2,814.5	2,813.6	4.9	0.2%	2,794.9	23.6	0.8%

Other Businesses
Military Services	3,133.5	3,102.4	3,015.2	118.3	3.9%	3,028.1	105.4	3.5%
Medicaid and other	607.1	606.4	619.2	(12.1)	-2.0%	614.2	(7.1)	-1.2%
LI-NET (D)	73.3	72.8	87.0	(13.7)	-15.7%	73.5	(0.2)	-0.3%
Total Other Businesses	3,813.9	3,781.6	3,721.4	92.5	2.5%	3,715.8	98.1	2.6%

Total Medical Membership	11,939.3	11,884.0	11,002.8	936.5	8.5%	11,184.6	754.7	6.7%

Specialty Membership:
Retail
Dental - fully-insured	662.7	650.3	512.5	150.2	29.3%	579.6	83.1	14.3%
Vision	103.8	99.8	70.8	33.0	46.6%	83.8	20.0	23.9%
Other supplemental benefits (E)	139.7	137.6	97.2	42.5	43.7%	119.1	20.6	17.3%
Total Retail	906.2	887.7	680.5	225.7	33.2%	782.5	123.7	15.8%

Employer Group
Dental - fully-insured	2,416.4	2,407.5	2,250.3	166.1	7.4%	2,283.9	132.5	5.8%
Dental - ASO	849.4	851.3	1,220.7	(371.3)	-30.4%	869.9	(20.5)	-2.4%
Vision	2,456.3	2,442.0	2,227.0	229.3	10.3%	2,329.6	126.7	5.4%
Other supplemental benefits (E)	1,235.7	1,223.3	971.6	264.1	27.2%	1,049.2	186.5	17.8%
Total Employer Group	6,957.8	6,924.1	6,669.6	288.2	4.3%	6,532.6	425.2	6.5%

Total Specialty Membership	7,864.0	7,811.8	7,350.1	513.9	7.0%	7,315.1	548.9	7.5%

S-14

Humana Inc.
Premiums and Services Revenue Detail
Dollars in millions, except per member per month

					Per Member per Month (F)
	Three Months Ended June 30,				Three Months Ended June 30,
			Dollar	Percentage
	2012	2011	Change	Change	2012	2011

Premiums and Services Revenue
Retail:
Medicare Advantage	$5,308	$4,555	$753	16.5%	$936	$949
Medicare stand-alone PDPs	672	601	71	11.8%	$78	$84
Individual commercial	215	181	34	18.8%	$162	$152
Medicare Supplemental	35	25	10	40.0%	$168	$161
Specialty	42	30	12	40.0%	$16	$15
ASO & other services (B)	6	4	2	50.0%
Total Retail	6,278	5,396	882	16.3%

Employer Group:
Medicare Advantage	1,011	764	247	32.3%	$938	$905
Medicare stand-alone PDPs	2	2	-	0.0%
Fully-insured medical commercial	1,247	1,217	30	2.5%	$349	$342
Specialty	262	233	29	12.4%	$14	$14
ASO & other services (B)	93	90	3	3.3%
Total Employer Group	2,615	2,306	309	13.4%

Health and Well-Being Services:
Pharmacy solutions	2,833	2,406	427	17.7%
Primary care services	292	265	27	10.2%
Home care services	42	18	24	133.3%
Integrated wellness services	50	44	6	13.6%
Total Health and Well-Being Services	3,217	2,733	484	17.7%

Other Businesses:
Military services (G)	130	959	(829)	-86.4%	$8	$179
LI-NET (D)	73	77	(4)	-5.2%	$334	$278
Medicaid and other (H)	260	233	27	11.6%	$140	$123
Total Other Businesses	463	1,269	(806)	-63.5%

S-15

Humana Inc.
Premiums and Services Revenue Detail
Dollars in millions, except per member per month

					Per Member per Month (F)
	Six Months Ended June 30,				Six Months Ended June 30,
			Dollar	Percentage
	2012	2011	Change	Change	2012	2011

Premiums and Services Revenue
Retail:
Medicare Advantage	$10,401	$9,080	$1,321	14.5%	$930	$948
Medicare stand-alone PDPs	1,332	1,158	174	15.0%	$77	$82
Individual commercial	426	358	68	19.0%	$161	$154
Medicare Supplemental	68	49	19	38.8%	$167	$162
Specialty	80	56	24	42.9%	$16	$15
ASO & other services (B)	12	7	5	71.4%
Total Retail	12,319	10,708	1,611	15.0%

Employer Group:
Medicare Advantage	2,036	1,560	476	30.5%	$947	$926
Medicare stand-alone PDPs	4	4	-	0.0%
Fully-insured medical commercial	2,489	2,416	73	3.0%	$349	$341
Specialty	522	463	59	12.7%	$14	$14
ASO & other services (B)	186	186	-	0.0%
Total Employer Group	5,237	4,629	608	13.1%

Health and Well-Being Services:
Pharmacy solutions	5,766	4,863	903	18.6%
Primary care services	573	520	53	10.2%
Home care services	78	34	44	129.4%
Integrated wellness services	107	89	18	20.2%
Total Health and Well-Being Services	6,524	5,506	1,018	18.5%

Other Businesses:
Military services (G)	1,036	1,901	(865)	-45.5%	$90	$177
LI-NET (D)	139	153	(14)	-9.2%	$313	$265
Medicaid and other (H)	517	468	49	10.5%	$140	$124
Total Other Businesses	1,692	2,522	(830)	-32.9%

S-16

Humana Inc.
Medicare Summary
Premiums in millions
Membership in thousands
					Per Member per Month (F)
	Three Months Ended June 30,		Year-over-year Change		Three Months Ended June 30,

	2012	2011	Amount	Percent	2012	2011
Premiums
Medicare Advantage	$6,319	$5,319	$1,000	18.8%	$936	$942
Medicare stand-alone PDPs	747	680	67	9.9%	$84	$91
Total Medicare	$7,066	$5,999	$1,067	17.8%

					Per Member per Month (F)
	Six Months Ended June 30,		Year-over-year Change		Six Months Ended June 30,

	2012	2011	Amount	Percent	2012	2011
Premiums
Medicare Advantage	$12,437	$10,640	$1,797	16.9%	$932	$945
Medicare stand-alone PDPs	1,475	1,315	160	12.2%	$84	$89
Total Medicare	$13,912	$11,955	$1,957	16.4%

	Ending	Ending	Year-over-year Change
	June 30, 2012	June 30, 2011	Amount	Percent
Fully-Insured Membership
Medicare Advantage	2,256.3	1,884.5	371.8	19.7%
Medicare stand-alone PDPs	2,974.5	2,499.8	474.7	19.0%
Total Medicare	5,230.8	4,384.3	846.5	19.3%

S-17

Humana Inc.	Fair value
Investments
Dollars in millions
	6/30/2012	3/31/2012	12/31/2011
Investment Portfolio:
Cash & cash equivalents	$3,869	$3,656	$1,377
Investment securities	7,882	7,889	7,743
Long-term investments	1,783	1,704	1,710
Total investment portfolio	$13,534	$13,249	$10,830

Duration (I)	3.24	3.33	3.94
Average Credit Rating	AA-	AA-	AA-

Investment Portfolio Detail:
Cash and cash equivalents	$3,869	$3,656	$1,377
U.S. Government and agency obligations
U.S. Treasury and agency obligations	553	550	725
U.S. Government residential mortgage-backed	1,921	1,725	1,751
U.S. Government commercial mortgage-backed	34	33	33
Total U.S. Government and agency obligations	2,508	2,308	2,509
Tax-exempt municipal securities
Pre-refunded	294	304	332
Insured	631	645	634
Other	1,946	1,928	1,874
Auction rate securities	15	15	16
Total tax-exempt municipal securities	2,886	2,892	2,856
Residential mortgage-backed
Prime residential mortgages	36	38	41
Alt-A residential mortgages	1	2	2
Sub-prime residential mortgages	1	1	1
Total residential mortgage-backed	38	41	44
Commercial mortgage-backed	448	437	381
Asset-backed securities	44	74	83
Corporate securities
Financial services	818	867	692
Other	2,923	2,974	2,888
Total corporate securities	3,741	3,841	3,580
Redeemable preferred stocks	-	-	-
Total investment portfolio	$13,534	$13,249	$10,830

S-18

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in millions

	June 30,	June 30,	December 31,
	2012	2011	2011
Detail of benefits payable
IBNR and other benefits payable (J)	$3,085	$2,795	$2,759
Unprocessed claim inventories (K)	310	410	280
Processed claim inventories (L)	359	274	209
Payable to pharmacy benefit administrator (M)	163	142	167
Benefits payable, excluding military services	3,917	3,621	3,415

Military services benefits payable (N)	77	332	339
Total Benefits Payable	$3,994	$3,953	$3,754

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2012	June 30, 2011	December 31, 2011
Year-to-date changes in benefits payable, excluding military services (O)

Balances at January 1	$3,415	$3,214	$3,214

Acquisitions	70		29

Incurred related to:
Current year	15,169	13,158	25,821
Prior years (P)	(181)	(284)	(372)
Total incurred	14,988	12,874	25,449

Paid related to:
Current year	(11,805)	(10,083)	(22,729)
Prior years	(2,751)	(2,384)	(2,548)
Total paid	(14,556)	(12,467)	(25,277)

Balances at end of period	$3,917	$3,621	$3,415

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2012	June 30, 2011	December 31, 2011
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$14,988	$12,874	$25,449
Military services benefit expense	890	1,671	3,247
Future policy benefit expense (Q)	124	69	127
Consolidated Benefit Expense	$16,002	$14,614	$28,823

S-19

Humana Inc.
Benefits Payable Statistics (R)

Receipt Cycle Time (S)
	2012	2011	Change	Percentage Change
1st Quarter Average	13.0	13.8	(0.8)	-5.8%
2nd Quarter Average	13.7	13.8	(0.1)	-0.7%
3rd Quarter Average		13.6	n/a	n/a
4th Quarter Average		14.0	n/a	n/a
Full Year Average	13.4	13.8	(0.4)	-2.9%

Unprocessed Claims Inventories

Date	Estimated Valuation (millions)	Claim Item Counts (000s)	Number of Days on Hand
6/30/2010	$434	1,009	4.9
9/30/2010	$429	1,064	5.2
12/31/2010	$374	981	5.0
3/31/2011	$482	1,197	6.0
6/30/2011	$410	1,093	5.1
9/30/2011	$419	1,272	5.7
12/31/2011	$280	599	2.8
3/31/2012	$376	1,028	4.2
6/30/2012	$310	1,077	4.2

S-20

Humana Inc.
Benefits Payable Statistics (Continued) (R)

Days in Claims Payable (T)

Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change
6/30/2010	57.0	0.9	1.6%
9/30/2010	57.8	1.6	2.8%
12/31/2010	53.5	(1.9)	-3.4%
3/31/2011	55.5	1.3	2.4%
6/30/2011	56.0	(1.0)	-1.8%
9/30/2011	54.2	(3.6)	-6.2%
12/31/2011	52.5	(1.0)	-1.9%
3/31/2012	50.1	(5.4)	-9.7%
6/30/2012	51.0	(5.0)	-8.9%

Year-to-Date Change in Days in Claims Payable (U)
			2012	2011
DCP - beginning of period			52.5	53.5
Components of change in DCP:
Change in unprocessed claims inventories			0.1	(2.3)
Change in processed claims inventories			1.9	1.4
Change in pharmacy payment cutoff			(0.2)	0.6
Change in capitation/provider settlements			(3.0)	(0.7)
All other			(0.3)
DCP - end of period			51.0	52.5

S-21

Humana Inc. Footnotes to Statistical Schedules and Supplementary Information 2Q12 Earnings Release

(A)	The Medicaid and other category includes the company’s Medicaid business as well as the closed block of long-term care.
(B)	The ASO and other category is primarily comprised of ASO fees and other ancillary services fees.
(C)	The operating cost ratio is defined as operating costs as a percent of total revenues excluding investment income.
(D)	LI-NET is the CMS Limited Income Newly Eligible Transition program, operated by Humana, to provide Part D prescription drug coverage for all uncovered Full Duals and SSI-only beneficiaries on a retroactive basis and all uncovered LIS eligible beneficiaries on a current basis.
(E)	Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(F)	Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(G)	Military services revenues are generally not contracted on a per-member basis.
(H)	Includes premiums associated with Medicaid and the closed block of long-term care as well as services revenue.
(I)	Duration is the time-weighted average of the present value of the fixed income portfolio cash flows.
(J)	IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.
(K)	Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(L)	Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.
(M)	The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 8 days (8th, 16th, and 24th of month) and the last day of the month.
(N)	Military services benefits payable primarily consist of IBNR and to a lesser extent risk share payables to the Department of Defense and liabilities to subcontractors.
(O)	The table excludes activity associated with military services benefits payable because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.
(P)	Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.
(Q)	Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(R)	Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(S)	The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 95% of the company's fully-insured medical claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.
(T)	A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period.
(U)	DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

S-22

CONTACT:
Humana Investor Relations
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Humana Corporate Communications
Tom Noland, 502-580-3674
Tnoland@humana.com